News Release

Unisys Announces 1Q21 Results

Significant YoY Improvements in Operating Profit and Cash Flow; No Future Required Contributions to Qualified U.S. Pension Plans Currently Projected

•Operating profit up 470 bps YoY to 8.6%; non-GAAP operating profit(4) up 440 bps YoY to 10.1%
•Cash from operations improved $335.0M YoY; Adjusted free cash flow(8) improved $51.8M YoY
•Cloud & Infrastructure (“C&I”) revenue growth of 18.6% YoY, supported by 24.2% YoY growth in C&I revenue in the U.S. & Canada
•No future required cash contributions to U.S. qualified defined-benefit pension plans projected based on year-end data and assumptions and the American Rescue Plan Act

BLUE BELL, Pa., May 6, 2021 – Unisys Corporation (NYSE: UIS) today reported first-quarter 2021 financial results. “During the first quarter, we made progress on our key strategic and financial goals that we laid out at the beginning of the year,” said Unisys Chair and CEO Peter A. Altabef. “Profitability and cash flow improved year over year, we expected relatively flat revenue year over year, we implemented our new organizational structure, further improved our balance sheet, made important leadership hires and took key steps toward enhancing and expanding our solution portfolio to address changing client needs.”

In January 2021, the company changed its organizational structure to more effectively address evolving client needs. With these changes, the company recast its reportable segments, but this did not impact the consolidated financial statements as of December 31, 2020. The company’s reportable segments are Digital Workplace Services (DWS), Cloud & Infrastructure Solutions (C&I), and ClearPath Forward® (CPF).

Summary of First-Quarter 2021 Results

•Revenue:
◦Revenue of $509.8M vs. $515.4M in 1Q20 (1.1% YoY decline; 2.9% YoY decline in constant currency(1))
▪The company had expected profitability to be the key driver of improvement in the first quarter, as the YoY revenue decline was anticipated and was driven by a decline of approximately $16 million in Field Services, Travel and Transportation and BPO processing activities.
▪C&I revenue increased 18.6% YoY, supported by 24.2% YoY growth in C&I revenue in the U.S. & Canada.
•Operating Profit:
◦Operating profit of $43.6M vs. $20.1M in 1Q20 (116.9% YoY increase)
▪Non-GAAP operating profit(4) of $51.4M vs. $29.4M in 1Q20 (74.8% YoY increase)

◦Operating profit margin of 8.6% vs. 3.9% in 1Q20 (470 bps improvement)
▪Non-GAAP operating profit margin of 10.1% vs. 5.7% in 1Q20 (440 bps improvement)
◦YoY operating profit margin increases driven by year-over-year increases in gross margin for DWS, C&I and CPF, and other improvements to efficiency and related cost-reduction initiatives.
•Adjusted EBITDA and Net Income:
◦Adjusted EBITDA(5) of $93.9M vs. $72.3M in 1Q20 (29.9% YoY increase)
▪Adjusted EBITDA margin of 18.4% vs. 14.0% in 1Q20 (440 bps improvement)
◦Net loss from continuing operations of $157.8M vs. $53.2M in 1Q20
▪Net income margin of (31.0)% vs. (10.3)% in 1Q20 (2070 bps decline)
▪The company made additional progress toward its goal of $1.2B in gross pension liability reductions in the quarter, and a required $158.0M settlement charge related to these pension liability reduction initiatives drove the entirety of the YoY net loss.
◦Non-GAAP net income from continuing operations(6) of $29.8M vs. $1.2M in 1Q20
▪Non-GAAP net income margin of 5.8% vs. 0.2% in 1Q20 (560 bps improvement)
•Earnings Per Share from Continuing Operations:
◦Loss per share from continuing operations of $2.45 vs. $0.85 in 1Q20
▪The company made additional progress toward its goal of $1.2B in gross pension liability reductions, and a required $158.0M settlement charge ($2.45 per share) related to these pension liability reduction initiatives drove the entirety of the net loss per share.
◦Non-GAAP diluted earnings per share from continuing operations(6) was $0.46 vs. $0.02 in 1Q20
•Cash Flow:
◦Cash used in operations of $42.9M vs. $377.9M in 1Q20, an improvement of $335.0M, helped by $306.1M lower postretirement contributions in 1Q21
◦Free cash flow(7) of $(70.4)M vs. $(405.6)M in 1Q20, an improvement of $335.2M, helped by $306.1M lower postretirement contributions in 1Q21
◦Adjusted free cash flow(8) of $(24.4)M vs. $(76.2)M in 1Q20, an improvement of $51.8M
◦No further required cash contributions to U.S. qualified defined benefit pension plans projected based on year-end data and assumptions and the American Rescue Plan Act
•Backlog:
◦Total company backlog (which includes license backlog due to new segment structure) of $3.4B vs. $3.6B as of 4Q20
▪The company’s legacy BPO business and the ClearPath Forward renewal schedule were the largest contributors to the sequential decline in backlog.

Financial Highlights by Segment:
DWS:
•DWS revenue of $141.1M vs. $160.2M in 1Q20 (11.9% YoY decline; 13.5% YoY decline in constant currency)
◦YoY revenue decline was expected and was largely driven by lower revenues in Field Services, one of the company’s legacy solutions that has been impacted by COVID-19.

•DWS gross profit of $18.5M vs. $7.2M in 1Q20 (156.9% YoY improvement)
◦DWS gross margin of 13.1% vs. 4.5% in 1Q20 (860 bps YoY improvement)
•During 1Q21, the company signed a contract with a global publishing company in EMEA for service desk support, field services and asset management to automate and streamline global user support to help improve the user experience for the client’s associates.
C&I:
•C&I revenue of $123.3M vs. $104.0M in 1Q20 (18.6% YoY growth; 15.1% YoY growth in constant currency)
◦Supported by 24.2% YoY growth in C&I revenue in the U.S. & Canada
•C&I gross profit of $12.0M vs. $(2.8)M in 1Q20
◦C&I gross margin of 9.7% vs. (2.7)% in 1Q20 (1240 bps YoY improvement)
•During 1Q21 the company signed a new-scope contract with existing client, California State University (CSU), the nation’s largest higher-education system. As part of the new contract, Unisys will provide Financial Operations, Security Operations and Cloud Operations services that will offer the client greater agility to execute digital cloud strategies that better serve the campuses and improve the student experience for nearly 500,000 students.
CPF:
•CPF revenue of $167.6M vs. $171.7M in 1Q20 (2.4% YoY decline; 1.7% YoY decline in constant currency)
◦The YoY constant-currency decline was driven in part by loss of low-margin 3rd-party contracts
•CPF gross profit of $103.1M vs. $100.1M in 1Q20 (3.0% YoY increase)
◦CPF gross margin of 61.2% vs. 58.3% in 1Q20 (290 bps YoY increase)
•During 1Q21, the Company began work on a new-scope contract with a European national government agency that manages processing and payment of public pension for 2 million people. Under the contract, Unisys will provide the client with ClearPath Forward consulting services to make their ClearPath Forward system more scalable and more interoperable with other systems.

Conference Call
Unisys will hold a conference call today at 5:00 p.m. Eastern Time to discuss its results. The listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor website at www.unisys.com/investor. Following the call, an audio replay of the webcast, and accompanying presentation materials, can be accessed through the same link.

(1) Constant currency – The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

(2) Pipeline – Pipeline represents prospective sale opportunities being pursued or for which bids have been submitted. There is no assurance that pipeline will translate into recorded revenue.

(3) Total Contract Value – TCV is the estimated total contractual revenue related to contracts signed in the period without regard for cancellation terms. New business TCV represents TCV attributable to new scope for existing clients and new logo contracts.

Non-GAAP and Other Information
Although appropriate under generally accepted accounting principles (“GAAP”), the company’s results reflect charges that the company believes are not indicative of its ongoing operations and that can make its profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of certain portions of post-retirement, debt exchange and extinguishment and cost-reduction and other expenses. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(4) Non-GAAP operating profit – The company recorded pretax post-retirement expense and pretax charges in connection with cost-reduction activities, debt exchange/extinguishment and other expenses. For the company, non-GAAP operating profit excluded these items. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance, which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance.

(5) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated by starting with net income (loss) from continuing operations attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income attributable to noncontrolling interests, interest expense (net of interest income), provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes post-retirement, debt exchange/extinguishment, and cost-reduction and other expenses, non-cash share-based expense, and other (income) expense adjustment. In order to provide investors with additional understanding of the company's operating results, these charges are excluded from the adjusted EBITDA calculation.

(6) Non-GAAP net income and non-GAAP diluted earnings per share – The company has recorded post-retirement expense and charges in connection with debt exchange/extinguishment and cost-reduction activities and other expenses. Management believes that investors may have a better understanding of the company’s performance and return to shareholders by excluding these charges from the GAAP diluted earnings/loss per share calculations. The tax amounts presented for these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these amounts.

(7) Free cash flow – The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidity measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts used for reinvestment.

(8) Adjusted free cash flow – Because inclusion of the company’s post-retirement contributions, discontinued operations and cost-reduction charges/reimbursements and other payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidity.

About Unisys
Unisys is a global IT services company that delivers successful outcomes for the most demanding businesses and governments. Unisys offerings include digital workplace services, cloud and infrastructure services and software operating environments for high-intensity enterprise computing. Unisys integrates security into all of its solutions. For more information on how Unisys delivers for its clients across the government, financial services and commercial markets, visit www.unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections or expectations of earnings, revenues, annual contract value, total contract value, new business ACV or TCV, backlog or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning annual and total contract value are based, in part, on the assumption that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include, but are not limited to, the following: uncertainty of the magnitude, duration and spread of the novel coronavirus (“COVID-19”) pandemic and the impact of COVID-19 and governments’ responses to it on the global economy and our business, growth, reputation, projections, prospects, financial condition, operations, cash flows and liquidity, our ability to attract, motivate and retain experienced personnel in key positions; our ability to grow revenue and expand margin in our Digital Workplace Services and Cloud and Infrastructure businesses; our ability to maintain our installed base and sell new solutions; the potential adverse effects of aggressive competition in the information services and technology marketplace; our ability to effectively anticipate and respond to volatility and rapid technological innovation in our industry; our ability to retain significant clients; our contracts may not be as profitable as expected or provide the expected level of revenues; our ability to develop or acquire the capabilities to enhance the company’s solutions; the potential adverse effects of the concentration of the company’s business in the global commercial sector of the information technology industry; our significant pension obligations and required cash contributions and the possibility that we may be required to make additional significant cash contributions to our defined benefit pension plans; our ability to use our net operating loss carryforwards and certain other tax attributes may be limited; the risks of doing business internationally when a significant portion of our revenue is derived from international operations; the business and financial risk in implementing future acquisitions or dispositions; cybersecurity breaches could result in significant costs and could harm our business and reputation; the performance and capabilities of third parties with whom we have commercial relationships; a failure to meet standards or expectations with respect to the company’s environmental, social and governance practices; our ability to access financing markets; a reduction in our credit rating; the adverse effects of global economic conditions, acts of war, terrorism, natural disasters or the widespread outbreak of infectious diseases; the impact of Brexit could adversely affect the company’s operations in the United Kingdom as well as the funded status of the company’s U.K. pension plans; a significant disruption in our IT systems could adversely affect our business and reputation; we may face damage to our reputation or legal liability if our clients are not satisfied with our services or products; the potential for intellectual property infringement claims to be asserted against us or our clients; the possibility that legal proceedings could affect our results of operations or cash flow or may adversely affect our business or reputation; and the company’s consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com
###

RELEASE NO.: 0506/9832

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Millions, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenue
Services	$420.4	$425.9
Technology	89.4	89.5
	509.8	515.4
Costs and expenses
Cost of revenue
Services	338.7	375.7
Technology	31.9	26.6
	370.6	402.3
Selling, general and administrative	90.0	86.8
Research and development	5.6	6.2
	466.2	495.3
Operating income	43.6	20.1
Interest expense	10.1	13.9
Other (expense), net	(182.6)	(48.1)
Loss from continuing operations before income taxes	(149.1)	(41.9)
Provision for income taxes	8.4	10.8
Consolidated net loss from continuing operations	(157.5)	(52.7)
Net income attributable to noncontrolling interests	0.3	0.5
Net loss from continuing operations attributable to Unisys Corporation	(157.8)	(53.2)
Income from discontinued operations, net of tax	—	1,068.5
Net income (loss) attributable to Unisys Corporation	$(157.8)	$1,015.3
Earnings (loss) per share attributable to Unisys Corporation
Basic
Continuing operations	$(2.45)	$(0.85)
Discontinued operations	—	17.06
Total	$(2.45)	$16.21
Diluted
Continuing operations	$(2.45)	$(0.85)
Discontinued operations	—	17.06
Total	$(2.45)	$16.21

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	DWS	C&I	CPF	Other
Three Months Ended March 31, 2021
Customer revenue	$509.8	$141.1	$123.3	$167.6	$77.8
Intersegment	—	—	—	1.0	(1.0)
Total revenue	$509.8	$141.1	$123.3	$168.6	$76.8
Gross profit percent	27.3%	13.1%	9.7%	61.2%
Three Months Ended March 31, 2020
Customer revenue	$515.4	$160.2	$104.0	$171.7	$79.5
Intersegment	—	—	—	0.1	(0.1)
Total revenue	$515.4	$160.2	$104.0	$171.8	$79.4
Gross profit percent	21.9%	4.5%	(2.7)%	58.3%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$716.6	$898.5
Accounts receivable, net	410.3	460.5
Contract assets	45.1	44.3
Inventories	9.6	13.4
Prepaid expenses and other current assets	99.0	89.3
Total current assets	1,280.6	1,506.0
Properties	704.6	727.0
Less-accumulated depreciation and amortization	597.7	616.5
Properties, net	106.9	110.5
Outsourcing assets, net	163.6	173.9
Marketable software, net	195.5	193.6
Operating lease right-of-use assets	70.8	79.3
Prepaid postretirement assets	188.2	187.5
Deferred income taxes	134.1	136.2
Goodwill	108.6	108.6
Restricted cash	9.9	8.2
Other long-term assets	198.5	204.1
Total assets	$2,456.7	$2,707.9
Liabilities and deficit
Current liabilities:
Current maturities of long-term-debt	$19.9	$102.8
Accounts payable	172.7	223.2
Deferred revenue	248.0	257.1
Other accrued liabilities	289.3	352.0
Total current liabilities	729.9	935.1
Long-term debt	521.2	527.1
Long-term postretirement liabilities	1,230.0	1,286.1
Long-term deferred revenue	138.3	137.9
Long-term operating lease liabilities	57.5	62.4
Other long-term liabilities	65.6	71.4
Commitments and contingencies
Total Unisys Corporation stockholders’ deficit	(331.6)	(356.8)
Noncontrolling interests	45.8	44.7
Total deficit	(285.8)	(312.1)
Total liabilities and deficit	$2,456.7	$2,707.9

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Consolidated net loss from continuing operations	$(157.5)	$(52.7)
Income from discontinued operations, net of tax	—	1,068.5
Adjustments to reconcile consolidated net loss to net cash used for operating activities:
Gain on sale of U.S. Federal business	—	(1,059.5)
Foreign currency translation losses	2.9	15.8
Non-cash interest expense	0.9	1.5
Employee stock compensation	3.3	5.1
Depreciation and amortization of properties	7.6	8.2
Depreciation and amortization of outsourcing assets	16.1	16.0
Amortization of marketable software	15.5	13.6
Other non-cash operating activities	(0.6)	0.2
Loss on disposal of capital assets	0.8	0.8
Postretirement contributions	(21.6)	(327.7)
Postretirement expense	169.0	23.5
Deferred income taxes, net	(2.0)	(5.6)
Changes in operating assets and liabilities
Receivables, net and contract assets	48.8	(18.6)
Inventories	3.7	5.6
Other assets	(15.2)	(14.2)
Accounts payable and current liabilities	(124.8)	(58.0)
Other liabilities	10.2	(0.4)
Net cash used for operating activities	(42.9)	(377.9)
Cash flows from investing activities
Net proceeds from sale of U.S. Federal business	—	1,164.7
Proceeds from investments	1,229.5	828.8
Purchases of investments	(1,235.5)	(870.5)
Investment in marketable software	(17.4)	(17.3)
Capital additions of properties	(5.1)	(5.6)
Capital additions of outsourcing assets	(5.0)	(4.8)
Other	(0.4)	(1.5)
Net cash (used for) provided by investing activities	(33.9)	1,093.8
Cash flows from financing activities
Net proceeds from short-term borrowings	—	59.5
Proceeds from issuance of long-term debt	1.5	2.1
Payments of long-term debt	(91.6)	(6.1)
Proceeds from exercise of stock options	2.7	—
Other	(7.4)	(4.7)
Net cash (used for) provided by financing activities	(94.8)	50.8
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8.6)	(31.0)
Increase (decrease) in cash, cash equivalents and restricted cash	(180.2)	735.7
Cash, cash equivalents and restricted cash, beginning of period	906.7	551.8
Cash, cash equivalents and restricted cash, end of period	$726.5	$1,287.5

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended
		March 31,
		2021	2020
	GAAP net loss from continuing operations attributable to Unisys Corporation	$(157.8)	$(53.2)

Postretirement expense:	pretax	169.0	23.5
	tax	0.4	0.3
	net of tax	168.6	23.2

Cost reduction and other expenses:	pretax	19.1	31.8
	tax	0.1	0.6
	net of tax	19.0	31.2
	minority interest	—	—
	net of minority interest	19.0	31.2

	Non-GAAP net income from continuing operations attributable to Unisys Corporation	29.8	1.2
	Add interest expense on convertible notes	—	—
	Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share	$29.8	$1.2

	Weighted average shares (thousands)	64,423	62,650
Plus incremental shares from assumed conversion:
	Employee stock plans	1,067	522
	Convertible notes	—	—
	Non-GAAP adjusted weighted average shares	65,490	63,172

	Diluted earnings (loss) per share from continuing operations
	GAAP basis
	GAAP net loss from continuing operations attributable to Unisys Corporation for diluted earnings per share	$(157.8)	$(53.2)
	Divided by weighted average shares	64,423	62,650
	GAAP diluted loss per share	$(2.45)	$(0.85)

	Non-GAAP basis
	Non-GAAP net income from continuing operations attributable to Unisys Corporation for diluted earnings per share	$29.8	$1.2
Divided by Non-GAAP adjusted weighted average shares		65,490	63,172
Non-GAAP diluted income per share		$0.46	$0.02

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended
	March 31,
	2021	2020
Cash provided by (used for) operations	$(42.9)	$(377.9)
Additions to marketable software	(17.4)	(17.3)
Additions to properties	(5.1)	(5.6)
Additions to outsourcing assets	(5.0)	(4.8)
Free cash flow	(70.4)	(405.6)
Postretirement funding	21.6	327.7
Discontinued operations	—	(9.0)
Cost reduction and other payments	24.4	10.7
Adjusted free cash flow	$(24.4)	$(76.2)

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended
	March 31,
	2021	2020
Net loss from continuing operations attributable to Unisys Corporation	$(157.8)	$(53.2)
Net income attributable to noncontrolling interests	0.3	0.5
Interest expense, net of interest income of $1.6, $2.4 respectively*	8.5	11.5
Provision for income taxes	8.4	10.8
Depreciation	23.7	24.2
Amortization	15.5	13.6
EBITDA	$(101.4)	$7.4

Postretirement expense	$169.0	$23.5
Cost reduction and other expenses**	19.1	31.8
Non-cash share based expense	3.3	5.1
Other expense, net adjustment***	3.9	4.5
Adjusted EBITDA	$93.9	$72.3

*Included in other expense, net on the consolidated statements of income
**Reduced for depreciation and amortization included above
***Other (income) expense, net as reported on the consolidated statements of income less postretirement expense, interest income and items included in cost reduction and other expenses

	Three Months Ended
	March 31,
	2021	2020
Revenue	$509.8	$515.4
Net loss from continuing operations attributable to Unisys Corporation as a percentage of revenue	(31.0)%	(10.3)%
Adjusted EBITDA as a percentage of revenue	18.4%	14.0%